Contact Information
                                                Hawk Associates, Inc.
                                                Frank N. Hawkins, Jr. or
                                                Julie Marshall
                                                Phone:  305-852-2383
                                                E-mail:  info@hawkassociates.com
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FOR IMMEDIATE RELEASE:

      Advanced Communications Acquires 62% Controlling Interest in Pacific
      Magtron

NEW YORK, January 3, 2005 -- Advanced Communications Technologies, Inc. (OTC Bulletin Board: ADVC), a holding company with subsidiaries specializing in the repair of computers, peripherals and consumer electronics, announced that it has completed the acquisition of 62% of the outstanding stock of Pacific Magtron International Corp. (OTC Bulletin Board: PMIC), a California-based distributor and reseller of computer systems, components, peripherals and software.

Under the terms of the agreement, Advanced Communications purchased 6,454,300 shares of Pacific Magtron's common stock from Ted Li and Hui Cynthia Lee at $0.077 per share, for a total purchase price of $500,000 payable by Advanced Communications' issuance of one-year promissory notes convertible into shares of Advanced Communications. Pacific Magtron will continue to operate as a separate company and its common stock will continue to trade on the Over-the-Counter Bulletin Board under the PMIC symbol.

Wayne Danson, Advanced Communications' president and chief financial officer, said, "During its 14 years of operation in the distribution and reselling industry, Pacific Magtron has accumulated a customer base of thousands of leading retailers, technology-based system integrators and other resellers. With the acquisition of a controlling interest in the company, Advanced Communications integrates Pacific Magtron's customers with those of our technology repair business, Cyber-Test, in order to strengthen both companies' bases. Pacific Magtron also brings annual revenues in excess of $70 million. With this partnership, our assets have grown to $22 million with an annual top-line run rate of approximately $80 million."

Ted Li, who co-founded Pacific Magtron in 1990 and has been its CEO since 1995, has over 25 years of experience in the computer software and hardware arena and is responsible for Pacific Magtron's operations, financial activities and technical functions. Li will remain with Pacific Magtron as chief financial officer and chief operating officer under a three-year employment agreement.

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Li said, "The expanded resources that Advanced Communications brings to the table will benefit Pacific Magtron significantly. The execution of their acquisitions strategy in related industries should expand our customer base for the distribution and sales of computer systems, components, peripherals and software. The structure is a perfect fit for our company."

Hui Lee, who co-founded Pacific Magtron with Li, has over 20 years of experience in the computer manufacturer and reseller's marketplace and is responsible for Pacific Magtron's sales and purchasing operations. Lee remains with Pacific Magtron as executive vice president under a two-year employment contract, primarily focusing on product procurement and business development in the Asian market and the Pacific Rim.

Lee added, "This cooperative relationship is a giant step forward for Pacfic Magtron in terms of our ability to source and market not only our existing offerings, but significantly increase the breath of offerings to an expanded customer base. It will also result in a stronger team of professionals in the computer and office equipment-related industry."

Martin Nielson, president and CEO of Encompass Group Affiliates, Advanced Communications' operating subsidiary, has assumed the title of president and CEO of Pacific Magtron. Nielson said, "We are delighted to have acquired control of a company that puts us on track toward achieving our goal of becoming the go-to source for office-related technology and services. Pacific Magtron has provided over 1,800 microcomputer products to over 8,000 system integrators and resellers in the United States and abroad. The company has established a reputation of excellence as a major multimedia peripheral distributor in Silicon Valley since its inception in 1990.

"We are in the process of implementing commercial programs that take advantage of the synergies provided by owning both Cyber-Test and our controlling interest in Pacific Magtron. These new programs will incorporate the benefits of improving our sales while reducing our costs of products and services. This acquisition should benefit all parties involved, from shareholders to customers. When combined with the assets we acquired earlier in the year plus the enhancements realized recently in our balance sheet, it's a win-win transaction."

In connection with the transaction, Pacific Magtron also announced that it has hired Rick Martin as executive vice president in charge of strategic business development and marketing. Martin has over 25 years of experience in product management, marketing, and distribution channel development with such companies as Compaq Computer, Businessland and Gap Stores. Most recently, Martin served as chairman and CEO of Positive Communications, a privately held national wireless services provider.

About Pacific Magtron International Corp.
Pacific Magtron International Corp., based in Milpitas, Calif., is a publicly traded distributor, e-commerce reseller and system/solution provider of a wide range of systems, hardware components and software products with online sales. Its customer base includes a wide spectrum of technology-based suppliers to the consumer, corporate, educational and government markets. Pacific Magtron offers over 1,800 different computer products from more than 50 vendors including a

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

line of peripherals sold under its trademarked "EZ-Media" brand name. It has long-standing relationships with many of the industry's most recognizable and innovative computer peripheral manufacturers, including Microsoft, Sony, Plextor, Creative Labs, Adaptec, ATI, Kingston and Logitech, among others. Pacific Magtron also maintains and operates a system integration facility located in Norcross, Georgia. For more information, visit Pacific Magtron's website at http://www.pacificmagtron.com.

About Advanced Communications Technologies, Inc.
Advanced Communications Technologies, Inc. is a New York City-based public holding company that, through its wholly owned subsidiary and principal operating unit Encompass Group Affiliates, Inc., owns Cyber-Test, Inc., an established electronic equipment repair company based in Longwood, Fla. Through its wholly owned investment subsidiary Hudson Street Investments, Inc., Advanced Communications also owns a minority interest in Yorkville Advisors Management, LLC, an investment management partnership. For more information, visit Advanced Communications' website at http://www.advancedcomtech.net.

A profile for investors on Advanced Communications may be found at the website http://www.hawkassociates.com/advancedcommunications/profile.htm.

An online investor kit containing Advanced Communications' press releases, SEC filings, current price Level II quotes, interactive Java stock charts and other useful information for investors can be found at http://www.hawkassociates.com and http://www.hawkmicrocaps.com.

This release and oral statements made from time to time by the company's representatives concerning the same subject matter may contain "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by introductory words such as "expects," "plans," "intends," "shoulds," "believes," "will," "estimates," "forecasts," "projects" or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts. Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not. Known risks and uncertainties include those identified from time to time in the reports filed by the company with the Securities and Exchange Commission, which should be considered together with any forward looking statement. No forward looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements.

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